EX-99.B-77C

                        UNITED HIGH INCOME FUND II, INC.

SUB-ITEM 77C:  Submission of matters to a vote of security
               holders:

(a)  A Special Meeting of Shareholders was held June 22, 1999.

(b)  Auditors were approved.

(c)  Matters voted upon at the Special Meeting:

Item 1.        To elect the Board of Directors:

                                                   Broker
                                For     Abstain   Non-Votes*
J. Concannon             47,369,573   1,637,395       0
J. Dillingham            47,358,363   1,648,605       0
D. Gardner               47,330,895   1,676,073       0
L. Graves                47,350,238   1,656,730       0
J. Harroz Jr.            47,320,224   1,686,744       0
J. Hayes                 47,250,292   1,756,676       0
R. Hechler               47,313,632   1,693,336       0
H. Herrmann              47,312,288   1,694,680       0
G. Johnson               47,225,944   1,781,024       0
W. Morgan                47,262,125   1,744,843       0
R. Reimer                47,317,360   1,689,608       0
F. Ross                  47,336,548   1,670,420       0
E. Schwartz              47,365,469   1,641,499       0
K. Tucker                47,295,759   1,711,209       0
F. Vogel                 47,360,251   1,646,717       0

Item 2. To ratify the selection of Deloitte & Touche LLP as the Fund's independent accountants for its current fiscal year:

                                                   Broker
                   For      Against     Abstain   Non-Votes*
            46,310,086      244,509   2,452,373       0

Item 3. To approve or disapprove the amendment to the Fund's investment management agreement with Waddell & Reed Investment Management Company:

                                                    Broker
                   For      Against     Abstain   Non-Votes*
            44,016,651    2,308,716   2,660,264     21,337

Item 4. To approve or disapprove amendment of the Fund's policy regarding securities lending:

                                                    Broker
                   For      Against     Abstain   Non-Votes*
            44,344,649    1,406,430   3,234,552     21,337

Item 5. To approve or disapprove the Fund's Articles of Incorporation to change the par value of Fund shares to $0.001:

                                                    Broker
                   For      Against     Abstain   Non-Votes*
            43,864,025    1,310,258   3,832,685       0

*Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.